EXHIBIT INDEX

1.5      Consent  in  Writing  in  Lieu  of  Meeting  of  Board  of   Directors
         establishing  Accounts  PZ,QZ,RZ,SZ,and  TZ on March 30, 2001

9.       Opinion and consent of counsel

10.      Consent of Independent Auditors

14. Power of Attorney to sign Amendments to this Registration Statement dated April 25, 2001